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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

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
NAME OF SUBSIDIARY                                            STATE OF INCORPORATION
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
The Profit Recovery Group International I, Inc. ............     Georgia
The Profit Recovery Group Asia, Inc. .......................     Georgia
The Profit Recovery Group Canada, Inc. .....................     Georgia
The Profit Recovery Group France, Inc. .....................     Georgia
The Profit Recovery Group Mexico, Inc. .....................     Georgia
The Profit Recovery Group U.K., Inc. .......................     Georgia
The Profit Recovery Group Belgium, Inc. ....................     Georgia
The Profit Recovery Group Australia, Inc. ..................     Georgia
The Profit Recovery Group New Zealand, Inc. ................     Georgia
The Profit Recovery Group Netherlands, Inc. ................     Georgia
The Profit Recovery Group Germany, Inc. ....................     Georgia
The Profit Recovery Group Singapore PTE LTD.................       (1)
The ShapsGroup, Inc. .......................................     Georgia
Accounts Payable Recovery Services, Inc. ...................     Georgia
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(1) A Singapore private limited company and a wholly-owned subsidiary of The
    Profit Recovery Group Asia, Inc.